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                                  EXHIBIT 11.1

                        CALCULATION OF PRIMARY AND FULLY
                           DILUTED EARNINGS PER SHARE

                           PRIMARY EARNINGS PER SHARE

Computation for Statement of Operations

                                                                       1997                 1996                 1995
                                                                       ----                 ----                 ----
                                                                       (dollars in thousands except per share data)

Reconciliation of net income per statement of operations to amount used in primary earnings per share computation:

  Net income                                                              $10,951               $5,147               $2,714
  Add-interest on short-term debt, net of tax
    effect, on application of assumed proceeds
    from exercise of options and warrants in
    excess of 20% limitation                                                 -                      45                   36
                                                                         -------               -------              -------
  Net income, as adjusted                                                 $10,951               $5,192               $2,750
                                                                          =======               ======               ======

Additional Primary Computation

  Net income, as adjusted per primary
    computation above                                                     $10,951               $5,192               $2,750
   Additional adjustment to weighted
    average number of shares outstanding:
     Weighted average number of shares
      outstanding                                                       3,478,290            1,890,200            1,904,400
     Add-Dilutive effect of outstanding options
      and warrants (as determined by the
      application of the treasury stock method)                           880,074              866,700              331,000
   Weighted average number of shares outstanding                        4,358,364            2,756,900            2,235,400

  Primary earnings per shares, as adjusted                                  $2.51                $1.88                $1.23






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
                                                                       1997                 1996                 1995
                                                                       ----                 ----                 ----
                                                                       (Dollars in thousands except per share data)

FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Operations

Reconciliation of net income per statement of operations to amount used in primary earnings per share computation:

  Income (loss) before extraordinary loss                                 $10,951               $5,147               $2,714
  Add-Interest on short-term debt, net of tax
    effect, on application of assumed proceeds
    from exercise of options and warrants in
    excess of 20% limitation                                                 -                      19                -
  Net income, as adjusted                                                  10,951                5,166                2,714

Additional Fully Diluted Computation

  Net income, as adjusted per primary
    computation above                                                      10,951                5,166                2,714
   Additional adjustment to weighted
    average number of shares outstanding:
     Weighted average number of shares
      outstanding                                                       3,478,290            1,890,200            1,904,400
     Add-Dilutive effect of outstanding options
      and warrants (as determined by the
      application of the treasury stock method)                           906,925              872,800              388,300
   Weighted average number of shares outstanding                        4,385,215            2,763,000            2,292,700

  Fully diluted earnings per share, as adjusted                             $2.50                $1.87                $1.18